UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2010

AMERICAN SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-12456	58-1098795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 261-4381

(Former name or former address, if changed since last report) Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See the disclosure set forth in Item 2.01 below.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective March 19, 2010, New East Paces Ferry, Inc. (“NEWCO”), a wholly-owned subsidiary of Logility, Inc. (“Logility”), which is a wholly-owned subsidiary of American Software, Inc. (the “Company”), entered into an Asset Purchase Agreement (“Purchase Agreement”) with Optiant, Inc., a Delaware corporation (“Optiant”), and Castile Ventures LP, a Delaware limited partnership, Castile Ventures LP II-A LP, a Delaware limited partnership, Castile Ventures LP II-B LP, a Delaware limited partnership, and Supply Chain Ventures, LLC, a Maine limited liability company, each a shareholder of Optiant. Pursuant to the Purchase Agreement, NEWCO acquired substantially all of the assets and assumed certain liabilities of Optiant, a provider of supply chain network design, inventory optimization, and supply chain business intelligence solutions. The assets acquired include, among others, intellectual property and other intangible rights and certain contracts with vendors and customers of Optiant. This acquisition will expand and complement the products and services offered by Logility. After the consummation of the asset purchase, NEWCO will change its name to “Optiant, Inc.”

NEWCO acquired the assets for an effective purchase price of approximately $3.3 million in cash, subject to certain post-closing adjustments. The Purchase Agreement contains representations, warranties and covenants that are customary for a transaction of this size and nature.

The description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 22, 2010, the Company issued a press release announcing the foregoing transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Asset Purchase Agreement dated March 19, 2010 by and among New East Paces Ferry, Inc., a Georgia corporation; Logility, Inc., a Georgia corporation; Optiant, Inc., a Delaware corporation; and Castile Ventures LP, a Delaware limited partnership, Castile Ventures LP II-A LP, a Delaware limited partnership, Castile Ventures LP II-B LP, a Delaware limited partnership, and Supply Chain Ventures, LLC, a Maine limited liability company.

99.1	Press release dated March 22, 2010 (furnished pursuant to Item 7.01 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.

Dated: March 19, 2010	By:	/S/ VINCENT C. KLINGES
	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer

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